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                                                                   EXHIBIT 23.01














                                   EXHIBIT 23


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                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Arkansas Best Corporation of our report dated January 19, 2000, included in the 1999 Annual Report to Shareholders of Arkansas Best Corporation.

Our audits also included the financial statement schedule of Arkansas Best Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-93381) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan, the Registration Statement (Form S-8 No. 333-69953) pertaining to the Arkansas Best Corporation Voluntary Savings Plan, the Registration Statement (Form S-8 No. 333-61793) pertaining to the Arkansas Best Corporation Stock Option Plan, the Registration Statement (Form S-8 No. 333-31475) pertaining to the Arkansas Best Corporation Stock Option Plan, the Registration Statement (Form S-8 No. 33-66694) pertaining to the Arkansas Best Corporation Disinterested Director Stockholder Plan and the Registration Statement (Form S-8, No. 33-52877) pertaining to the Arkansas Best Corporation Employees' Investment Plan, of our report dated January 19, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Arkansas Best Corporation.


                                Ernst & Young LLP

Little Rock, Arkansas
March 7, 2000